EXHIBIT "A"

                             SETTLEMENT AGREEMENT

     This Settle Agreement ("Agreement") is made effective this 30th day of November 1998, by and between, Park Street Investments, Inc. ("Consultant"), a Utah corporation with offices located at 2133 E 9400 S Suite 151, Sandy, Utah 84093 and Nugget Exploration, Inc. ("Client"), a Nevada Corporation with offices located at 815 South Durbin St. Casper, Wyoming 82601 with respect to the following:

                                   RECITALS

     WHEREAS, Consultant and Client entered into a consulting agreement dated March 5, 1998 ("Consulting Agreement") whereby Consultant was to provide a variety of consulting services ("Consulting Services") to client in exchange for certain consideration as specified in such Consulting Agreement which is attached herewith as Exhibit "A".

     WHEREAS, Consultant performed certain services to Client and not others and Client wishes to enter into a separate contract with other parties for the performance of the services not performed by Consultant under the Consulting Agreement and for additional services; and

     WHEREAS, Consultant and Client wish to enter into this Agreement to describe compensation to be received by Consultant for services performed under the Consulting Agreement and to declare the services performed by Consultant to have been rendered and paid in full and to further terminate the Consulting Agreement subject to certain conditions as described herein;

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, Client and Consultant agree as follows:

1.   Settlement.

     a. For services conducted by Consultant in connection with assisting Client in effecting a reverse stock split, consulting with Client with regards to a possible reorganization structure and in introducing companies to Client for a possible reorganization and for Consultant's investment into Client of $15,100, Client shall be allowed to keep the fifteen million one hundred thousand (15,100,000) pre-310-to-1-reverse-split shares of Client's restricted common stock issued earlier.

     b. Consultant shall also be entitled to any cash fee that it is able to achieve from the Reorganization Candidate or its designees.

2.   Conditions

     a. This Settlement Agreement is subject to Client entering into a separate services agreement with Ken W. Kurtz ("Kurtz") and payment of any consideration by Client to Kurtz as specified under such agreement.
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     b.   This Settlement Agreement is further subject to Client completing a transaction with parties introduced to Client by Consultant and further upon Client's sale of its assets that were existing at the time of the March 5, 1998 Agreement.

3.   Miscellaneous

     a. The execution and performance of this Agreement has been duly authorized by all requisite individual or corporate actions and approvals and is free of conflict or violation of any other individual or corporate actions and approvals entered into jointly and severally by the parties hereto. This Agreement represents the entire Agreement between the parties hereto, and supersedes any prior agreements with regards to the subject matter hereof. This Agreement may be executed in any number of facsimile counterparts with the aggregate of the counterparts together constituting one and the same instrument. This Agreement constitutes a valid and binding obligation of the parties hereto and their successors, heirs and assigns and may only be assigned or amended by written consent from the other party.

     b. No term of this Agreement shall be considered waived and no breach excused by either party unless made in writing. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be constructed as if it never contained any such invalid, illegal or unenforceable provisions. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement. From time to time, each party will execute additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

     c. The validity, interpretation, and performance of this Agreement shall be controlled by binding arbitration in the State of Wyoming under the rules then obtaining of the American Arbitration Association. Such arbitration ruling shall be final and binding amongst the parties herein. If any action is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, court costs, and other costs incurred in proceeding with the action from the other party.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date herein above written.


Nugget Exploration, Inc.                Park Street Investments, Inc.

 /s/ Tyson Schiff                        /s/ Ken Kurtz
----------------------------            ----------------------------
Tyson Schiff,  President                Ken Kurtz, President



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